Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES DATES FOR ITS
THIRD QUARTER 2018 EARNINGS RELEASE AND CONFERENCE CALL

•	Earnings Release Date – Wednesday, October 24, 2018, after 3:30 p.m. Central Time

•	Conference Call Date – Thursday, October 25, 2018, at 10:00 a.m. Central Time

Springfield, MO, October 1, 2018 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its third quarter 2018 results as Wednesday, October 24, 2018, with a conference call to follow on Thursday, October 25, 2018.

The Company’s third quarter 2018 results will be released after 3:30 p.m. Central Time on Wednesday, October 24, 2018, and can be viewed, at that time, on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.”

Investors are invited to listen to the Company’s conference call discussing the financial results for the third quarter of 2018, on Thursday, October 25, 2018, at 10:00 a.m. Central Time, via webcast on the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “News Room.” Interested analysts are invited to join the call. The dial-in number for the call is (847) 619-6396 and the conference call identification number is 47646960. A replay of the conference call will be available on the Company’s website through October 24, 2019.

About O’Reilly Automotive, Inc.
O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of June 30, 2018, the Company operated 5,147 stores in 47 states.